Exhibit 99

[Piper Jaffray logo]

Piper Jaffray Companies
800 Nicollet Mall, Minneapolis, MN 55402-7020

C O N T A C T

Susan Beatty
Media Relations
Tel: 612 303-5680

F O R I M M E D I A T E R E L E A S E

Piper Jaffray Announces Strategic Changes in Capital Markets Business

MINNEAPOLIS —June 21, 2005—Piper Jaffray Companies today announced strategic changes to reposition its fixed income resources around two focused businesses within its Capital Markets segment. All public finance investment banking and municipal sales and trading activities will be brought together within a single group that will be named Public Finance Services. Corporate high-yield and structured products sales, trading and research will be integrated with Equities and Investment Banking in a new group named Corporate and Institutional Services.

“This repositioning allows us to focus our resources and leverage our expertise in the fixed income areas where we have the greatest strengths, namely public finance underwriting and proprietary high-yield research,” said Andrew Duff, chairman and chief executive officer of Piper Jaffray Companies. “Furthermore, integrating corporate debt products with our equities and investment banking business will enhance our ability to act as primary advisor to our corporate and private equity group clients.”

In addition to these changes, Barry Nordstrand, currently head of Fixed Income, has decided to leave Piper Jaffray to become CEO of Solutran, Inc., a family-owned, third-party payment processing company. This move will be effective July 1.

Public Finance Services will be led by Frank Fairman, a 22-year veteran of the firm. Fairman has led the expansion of the public finance underwriting business, which now has offices in 12 states serving the Midwest and Western United States. Under his leadership public finance has achieved 15 consecutive rankings as the #1 underwriter of municipal issues, by number of issues, in the Midwest region according to Thomson Financial Securities Data. Fairman will join the firm’s Management Committee effective July 1.

“These changes clearly reaffirm Piper Jaffray’s commitment to public finance and municipal products and services,” said Fairman. “Aligning into a more focused platform will help us grow this business through further penetration in existing markets and expansion into new geographies.”

The new Corporate and Institutional Services group is an integration of corporate debt product capabilities with the existing equity investment banking, research, sales and trading platform to enhance the firm’s ability to serve corporate clients and private equity groups. The new group will be led by Thomas Schnettler, currently head of Equities and Investment Banking.

“Last year we combined our Debt Capital Markets and Equity Capital Markets desks into a consolidated Capital Markets operation,” said Schnettler. “Now, by bringing our high yield and structured product resources into Corporate and Institutional Services, we can offer more capability to our corporate and private equity group clients and greater breadth of product to our institutional clients. This structure also allows us to leverage the existing resources of our equity and debt trading operations to better respond to trends in market transparency, execution technology and use of derivative instruments.”

About Piper Jaffray Companies
Piper Jaffray Companies (NYSE: PJC) is a focused securities firm dedicated to delivering superior financial advice, investment products and transaction execution within selected sectors of the financial services marketplace. The company operates through two primary revenue-generating segments: Capital Markets and Private Client Services. Through its chief operating subsidiary, Piper Jaffray & Co., the firm has served corporations, government and non-profit entities, institutional investors and the financial advisory needs of private individuals since 1895. Headquartered in Minneapolis, Piper Jaffray has approximately 3,000 employees in 104 offices in 23 states across the country and in London. For more information about Piper Jaffray, visit us online at www.piperjaffray.com.

Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, the future prospects of Piper Jaffray Companies. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including those factors identified in the document entitled “Risk Factors” filed as Exhibit 99.1 to Piper Jaffray’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, and in its subsequent reports filed with the SEC. These reports are available at the Piper Jaffray Companies Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov. Forward-looking statements speak only as of the date they are made, and Piper Jaffray undertakes no obligation to update them in light of new information or future events.

Since 1895. Member SIPC and NYSE.
© 2005 Piper Jaffray & Co., 800 Nicollet Mall, Suite 800, Minneapolis, Minnesota 55402-7020